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                                                                    EXHIBITS 3.3


                           ARTICLES OF INCORPORATION
                                       OF
                                 MODTECH, INC.


                                       I

     The name of this corporation is Modtech, Inc.


                                       II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                      III

     The name and address in the State of California of this corporation's initial agent for service or process is:

          G.B. Bashaw
          1631 Coteau Drive
          Riverside, California 92504


                                       IV

     This corporation is authorized to issue only one class of shares of stock; and the total number of shares is 100,000 shares.

     Dated: 4/11/84

                                       /s/ G. B. BASHAW
                                       -----------------------------------
                                       G. B. Bashaw

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                       /s/ G. B. BASHAW
                                       -----------------------------------
                                       G. B. Bashaw


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                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                                 MODTECH, INC.

     James D. Goldenetz and Evan M. Gruber certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Modtech, Inc., a California corporation.

     2. Article IV of the Articles of Incorporation of this corporation is hereby amended to read as follows:

                                      "IV

          "This corporation is authorized to issue two classes of shares designated 'Common Stock' and 'Preferred Stock,' respectively. The number of shares of Common Stock authorized to be issued is 20,000,000, with a par value of $.01 per share, and the number of shares of Preferred Stock authorized to be issued is 5,000,000 with a par value of $.01 per share.

          "The board of directors of this corporation is authorized to determine the number of series into which shares of the Preferred Stock may be divided, to determine the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares constituting any series prior to the issuance of shares of that series and to increase or decrease, within the limits stated in any resolution or resolutions of the board originally fixing the number of shares constituting any series (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series.

          "Upon the amendment of this Article IV to read as hereinabove set forth, each outstanding share of Common Stock shall thereby be divided into
     124.0694789 shares of Common Stock.
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     3.   The Articles of Incorporation of this corporation are hereby further amended by adding thereto Article V to read in its entirety as follows:

                                       "V

          "The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     4. The Articles of Incorporation of this corporation are hereby further amended by adding thereto Article VI to read in its entirety as follows:

                                      "VI

          "The corporation shall have the authority to provide indemnification to agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

     5. The Articles of Incorporation of this corporation are hereby further amended by adding thereto Article VII to read in its entirety as follows:

                                      "VII

          "The number of directors of the corporation may be fixed from time to time by resolution of the board of directors but shall not be less than five nor more than nine. The following provisions shall become effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code: The board of directors shall be divided into three classes to serve for terms of three years, with one-third of the directors or as close an approximation as possible to be elected at each annual meeting of shareholders. In addition, cumulative voting for the election of directors shall be eliminated."

     6. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of this corporation in accordance with
Section 902 of the Corporations Code.

     7. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 21,771. The number of shares voting in favor of the amendment equaled or exceed the vote required. The percentage vote required was more than 50%.
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     IN WITNESS WHEREOF, the undersigned have executed this Certificate on
May __, 1990.

     The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct or our own knowledge.

     Executed in Perris, California, on May __, 1990.


                                        -------------------------------------
                                        James D. Goldenetz, President


                                        -------------------------------------
                                        Evan M. Gruber, Secretary